UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

NOWTRANSIT INC.

(Exact name of the registrant as specified in its charter)

Nevada	333-234487	EIN 98-1498782
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2825 East Cottonwood Parkway

Suite 500 - #5130

Salt Lake City, UT 84121

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 382-7806

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒.

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2023, Nowtransit Inc, a Nevada corporation. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Best Labs, Inc., a Nevada corporation (“Best”) and the shareholders of Best signatory thereto who collectively own 9,588,000 shares of Best common stock, or 100% of the outstanding shares of Best common stock. The Exchange Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will issue the Best shareholders signatory thereto 34,371,100 shares of the Company’s common stock, representing approximately 85.39% of the shares of the Company’s common stock to be outstanding after giving effect the transactions contemplated by or described in the Exchange Agreement, in exchange for all of the shares of Best common stock held by such AX shareholders (the “Exchange”).

Under the Exchange Agreement, prior to the closing of the transaction (the “Closing”), Best has agreed to provide the Company with its audited financial statements, unaudited interim financial statements and all footnotes thereto prepared in accordance with generally accepted accounting principles in the United States, auditor’s letters relating to its business, and such other information as may be requested by the Company to prepare and file a Form 10 under the Securities Exchange Act of 1934, which is a condition to the Closing. The parties may terminate the Exchange Agreement if the Closing does not take place on or prior to February 24, 2023 unless the parties agree to extend this date.

As of the Closing, Justin Earl, the Company’s Chief Executive Officer, shall resign as an officer of the Company, effective the Closing date, and the nominees of BEST shall, as of the Closing, be appointed as the officers of the Company, with Mr. Darren Lopez, Best’s Chief Executive Officer, assuming the position of the Chief Executive Officer of the Company. Justin Earl shall remain on the Company’s board of directors; all other directors of the Company, if any, shall resign from the board of directors the Company, the number of directors shall be set at three and Darren Lopez and John Chymboryk shall be appointed as directors of the Company.

The Exchange Agreement contains customary representations and warranties, customary covenants and conditions to Closing and additional conditions to Closing including as described above and as more particularly set forth therein.

The foregoing description of the Exchange Agreement and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a form of which is filed as Exhibits 10.1 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith

10.1	Form of Share Exchange Agreement dated February 13, 2023*				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOWTRANSIT INC.

February 17, 2023	By:	/s/ Justin Earl
Justin Earl, Chief Executive Officer